UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2015

EQUITY ONE, INC.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

001-13499	52-1794271
(Commission File Number)	(IRS Employer Identification No.)

410 Park Avenue, Suite 1220
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 796-1760

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 10, 2015, Equity One, Inc., a Maryland corporation (the “Company”), entered into an underwriting agreement with Gazit First Generation LLC, a Delaware limited liability company, and MGN (USA), Inc., a Nevada corporation, as selling stockholders (the “Selling Stockholders”), and Credit Suisse Securities (USA) LLC, as underwriter, (the “Underwriting Agreement”), with respect to the sale (the “Public Offering”) by the Selling Stockholders of an aggregate of 4,200,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Selling Stockholders also granted the underwriter a 30-day option to purchase up to 630,000 additional shares of Common Stock. The shares of Common Stock were registered under the Securities Act of 1933, as amended, pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-187852), filed with the Securities and Exchange Commission on April 10, 2013. The Company did not receive any of the proceeds of the Public Offering.

Each of the Selling Stockholders is an entity affiliated with the Company’s largest stockholder, Gazit-Globe Ltd., which may be deemed to be controlled by Chaim Katzman, the chairman of the Company’s board of directors.

The Public Offering was consummated on December 16, 2015.

The foregoing description of the Underwriting Agreement is only a summary and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K, and which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

1.1	Underwriting Agreement, dated as of December 10, 2015, among Equity One, Inc., Gazit First Generation LLC, MGN (USA), Inc. and Credit Suisse Securities (USA) LLC.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY ONE, INC.

Date: December 16, 2015	By:	/s/ Aaron Kitlowski
Aaron Kitlowski
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated as of December 10, 2015, among Equity One, Inc., Gazit First Generation LLC, MGN (USA), Inc. and Credit Suisse Securities (USA) LLC.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto).